Exhibit 23.1

                         Williams & Webster, P.S.
            Certified Public Accountants & Business Consultants


Board of Directors
HydroDynex, Inc.
Burbank, California


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------

We consent to the use of our report dated September 26, 2008, on the financial statements of HydroDynex, Inc. as of June 30, 2008 and 2007 and the years then ended, and the inclusion of our name under the heading "Experts" in the Form S-1/A2 Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster, P.S.
----------------------------
Williams and Webster, P.S.
Certified Public Accountants
Spokane, Washington

October 13, 2008


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